EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


NAME                                                                 Ownership % on 7/25/05
Anhydride Petroleum (USA), Inc., a Colorado corporation (indirect             100%
through Anhydride Petroleum (Canada), Inc.)

Anhydride Petroleum (Canada), Inc., an Alberta (Canada) corp.                 100%

Township Petroleum Corporation, an Alberta (Canada) corp.                     100%

Oilsands Quest, Inc., an Alberta (Canada) corp.                                55%

Western Petrochemicals Corporation                                             97%